Calculation of Filing Fee Tables
S-4
McKinley Acquisition Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock	Other	32,685		$ 10.89	0.000087	$ 0.00
Fees Previously Paid	2	Equity	Common Stock	Other	27,500,000		$ 9,075.00		$ 1.25
Fees Previously Paid	3	Debt	Senior Secured Convertible Note due 2031	457(o)			$ 83,660,131.00		$ 11,553.46
Fees Previously Paid	4	Equity	Shares of Common Stock underlying the Senior Secured Convertible Note due 2031	457(o)	13,943,355		$ 0.00		$ 0.00
Fees Previously Paid	5	Equity	Warrants to Purchase Common Stock	Other	6,971,678		$ 0.00		$ 0.00
Fees Previously Paid	6	Equity	Warrants to Purchase Common Stock	Other	908,246		$ 0.00		$ 0.00
Fees Previously Paid	7	Equity	Warrants to Purchase Common Stock	Other	181,650		$ 0.00		$ 0.00
Fees Previously Paid	8	Equity	Common Stock, $0.0001 par value	457(a)	17,801,250		$ 182,106,787.50		$ 25,148.95
Fees Previously Paid	9	Equity	Common Stock, $0.0001 par value	457(a)	6,543,103		$ 66,935,943.69		$ 9,243.85
Fees Previously Paid	10	Equity	Rights	457(a)	17,715,000		$ 4,428,750.00		$ 611.61
Fees Previously Paid	11	Equity	Common Stock, $0.0001 par value	457(a)	1,771,500		$ 18,122,445.00		$ 2,502.71
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 355,263,143.08		$ 49,061.83
			Total Fees Previously Paid:						$ 49,061.83
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Rule 457(f) Fee Calculation Details

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions. Prior to the consummation of the business combination described in the proxy statement/prospectus forming part of this registration statement (the "proxy statement/prospectus"), McKinley Acquisition Corp. ("McKinley") intends to effect a deregistration under the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which McKinley's jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the "Domestication"). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the proxy statement/prospectus. All securities being registered will be issued by the post-Domestication entity as described in this proxy statement/prospectus. Represents 32,685 shares of common stock of McKinley issuable to former stockholders of Space-Eyes, Inc. ("Space-Eyes") pursuant to the business combination agreement, dated as of July 30, 2026, by and among McKinley Acquisition Corporation, McKinley Acquisition Merger Sub Inc. and Space-Eyes. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act. Space-Eyes is a private company, no market exists for its securities, and Space-Eyes has an accumulated deficit. Therefore, the proposed maximum aggregate offering price of SPAC-Eyes shares is one-third of the aggregate par value of the shares of Space-Eyes stock expected to be exchanged in the Business Combination.
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	32,685	$ 0.00033	$ 10.89			$ 10.89

[2]	Rule 457(f) Fee Calculation Details

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions. Prior to the consummation of the business combination described in the proxy statement/prospectus forming part of this registration statement (the "proxy statement/prospectus"), McKinley Acquisition Corp. ("McKinley") intends to effect a deregistration under the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which McKinley's jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the "Domestication"). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the proxy statement/prospectus. All securities being registered will be issued by the post-Domestication entity as described in this proxy statement/prospectus. Represents 25,683,508 shares of common stock of McKinley issuable to former stockholders of Space-Eyes, Inc. ("Space-Eyes") and 1,816,492 shares of common stock of McKinley issuable to holders of amended and restated senior subordinated convertible notes of Space-Eyes, pursuant to the business combination agreement, dated as of July 30, 2026, by and among McKinley Acquisition Corporation, McKinley Acquisition Merger Sub Inc. and Space-Eyes. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act. Space-Eyes is a private company, no market exists for its securities, and Space-Eyes has an accumulated deficit. Therefore, the proposed maximum aggregate offering price of SPAC-Eyes shares is one-third of the aggregate par value of the shares of Space-Eyes stock expected to be exchanged in the Business Combination.
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	27,500,000	$ 0.00033	$ 9,075.00			$ 9,075.00

[3]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

[4]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions. Consists of 200% of the number of shares of common stock of McKinley issuable upon conversion of the Senior Secured Convertible Note due 2031.

[5]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions. Pursuant to Rule 457(g) of the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of the McKinley Common Stock underlying the Warrants issued to funds managed, advised, or sub-advised by JBA Asset Management LLC ("JB Asset Management") is calculated on the basis of the exercise price of $12.00 per share. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the warrants has been allocated to the underlying shares of McKinley Common Stock and those shares of Mckinley Common Stock are included in the registration fee. Represents the maximum number of shares of McKinley Common Stock issuable upon exercise of the JBA Asset Management Warrants pursuant to their terms. Each whole Warrant will entitle the warrant holder to purchase one share of McKinley Common Stock at a price of $12.00 per share.

[6]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions Pursuant to Rule 457(g) of the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of the McKinley Common Stock underlying the Warrants issued to certain bridge investors of Space-Eyes is calculated on the basis of the exercise price of $11.00 per share. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the Warrants has been allocated to the underlying shares of McKinley Common Stock and those shares of Mckinley Common Stock are included in the registration fee. Represents the maximum number of shares of McKinley Common Stock issuable upon exercise of the bridge investors of Space-Eyes Warrants pursuant to their terms. Each whole Warrant will entitle the warrant holder to purchase one share of McKinley Common Stock at a price of $11.00 per share.

[7]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions Pursuant to Rule 457(g) of the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of the McKinley Common Stock underlying the Warrants issued to Alexander Capital L.P. ("Alexander Capital") is calculated on the basis of the exercise price of $5.50 per share. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the warrants has been allocated to the underlying shares of McKinley Common Stock and those shares of Mckinley Common Stock are included in the registration fee Represents the maximum number of shares of McKinley Common Stock issuable upon exercise of the Alexander Capital Warrants pursuant to their terms. Each whole Warrant will entitle the warrant holder to purchase one share of McKinley Common Stock at a price of $5.50 per share

[8]	Rule 457(f) Fee Calculation Details

Represents the total number of MKLY Class A ordinary shares outstanding as of immediately prior to the closing of the Business Combination. Comprised of (A) 17,250,000 public shares, (B) 465,000 shares underlying private units, (C) 86,250 Representative Shares. Pursuant to Rule 145(a), the completion of the Business Combination is deemed to be an offer or sale of the securities in the combined company to the stockholders of FG Merger II Corp. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(1) and Rule 457(c) based on the average of the high and low prices for MKLY Class A ordinary shares on the Nasdaq Global Market on August 7, 2026 of $10.23.
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	17,801,250	$ 10.23	$ 182,106,787.50			$ 182,106,787.50

[9]	Rule 457(f) Fee Calculation Details

Represents the total number of MKLY Class B ordinary shares, $0.0001 par value;. outstanding as of immediately prior to the closing of the Business Combination. Pursuant to Rule 145(a), the completion of the Business Combination is deemed to be an offer or sale of the securities in the combined company to the securities holders of FG Merger II Corp. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(1) and Rule 457(c) based on the average of the high and low prices for MKLY Class A ordinary shares on the Nasdaq Global Market on August 7, 2026 of $10.23.
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	6,543,103	$ 10.23	$ 66,935,943.69			$ 66,935,943.69

[10]	Rule 457(f) Fee Calculation Details

Represents the total number of Rights of MKLY outstanding as of immediately prior to the closing of the Business Combination. Comprised of (A) 17,250,000 rights underlying public shares and (B) 465,000 rights underlying private units. Pursuant to Rule 145(a), the completion of the Business Combination is deemed to be an offer or sale of the securities in the combined company to the securities holders of FG Merger II Corp. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457a) based on the average of the high and low prices for MKLY Rights on the Nasdaq Global Market on July 7, 2026 of $0.25.
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	17,715,000	$ 0.25	$ 4,428,750.00			$ 4,428,750.00

[11]	Rule 457(f) Fee Calculation Details

Represents the total number of shares of underlying the Rights. Comprised of (A) 1,725,000 shares converted from the 17,250,000 public rights and (B) 46,500 shares converted from the 465,000 rights underlying private units. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(a)) based on the average of the high and low prices for MKLY Class A ordinary shares on the Nasdaq Global Market on August 7, 2026 of $10.23.
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	1,771,500	$ 10.23	$ 18,122,445.00			$ 18,122,445.00

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date